Exhibit 99.3

Amendment to Bylaws of Pacific Gas and Electric Company
Effective April 5, 2019

Article I.
SHAREHOLDERS.

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2. Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.

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In addition, for a shareholder’s written notice to the Corporate Secretary to be proper and timely, a shareholder providing notice of any business (including the nomination of any person for election to the Board) proposed to be made at any annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement (or, if applicable, written confirmation that the information provided in such notice is still true and correct as of the applicable date) shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive office of the Company no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and no later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). A shareholder, in his or her initial written notice of any business to the Corporate Secretary, shall confirm his or her intention to update and supplement such notice as required herein.